SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934


       Date of Report (Date of earliest event reported): October 19, 2004


                                    PHC, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                  Massachusetts
                    (State of Incorporation or Organization)

        0-22916                                          04-2601571
(Commission File Number)                              (I.R.S. Employer
                                                      Identification No.)


200 Lake Street, Suite 102, Peabody, Massachusetts           01960
 (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:  (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ___ Written communications pursuant: to Rule 425 under the Securities Act (17 CFR 230.425)

     ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ___ Pre-commencement communications pursuant to Rule 13c-4 ( c) under the Exchange Act (17 CFR 240.13e-4 ( c)

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
Item 1.01.  Entry into a Material Definitive Agreement

     On October 19, 2004, the Company entered into a revolving credit, term loan and security agreement with CapitalSource Finance, LLC to replace the Company's primary lender and provide additional liquidity. Each of the Company's material subsidiaries, other than Pivotal Research Centers, Inc, is a co-borrower under the agreement. The agreement includes a term loan in the amount of $1,400,000 and an accounts receivable funding revolving credit agreement with a maximum loan amount of $3,500,000, including $900,000 available as an overline for growth.

     The term loan note carries interest at prime plus 3.5%, but not less than 9%, with twelve monthly principal payments of $25,000, 12 monthly principal payments of $37,500, and eleven monthly principal payments of $50,000 beginning November 1, 2004 with balance due at maturity, on October 1, 2007.

     The revolving credit note carries interest at prime plus 2.25%, but not less than 6.75% paid through lock box payments of third party accounts receivable. The revolving credit term is three years, renewable for two additional one-year terms.

     All of the assets of the Company and its material subsidiaries, other than Pivotal Research Centers, Inc., secure the obligations under the agreement, the term loan note and the revolving credit note, including a first mortgage on PHC of Michigan Inc.'s real property, a second mortgage on PHC of Virginia Inc.'s real property, and a leasehold mortgage on PHC of Utah, Inc.'s leasehold interests.

     In connection with this transaction the Company paid approximately $180,000 in commitment and loan origination fees that will be amortized as additional interest over the term of the agreement. Supplemental to the loan and security agreement, the Company issued a warrant to purchase 250,000 shares of PHC, Inc. class A common stock at an exercise price of $1.15 per share. The warrant is exercisable, in whole or in part, until October 19, 2014 and contains standard adjustments provisions for dilution and a minimum put provision pursuant to which the Company may be required to redeem the warrant, or shares issued under the warrant, for a minimum redemption price of $100,000. The maximum redemption price of the warrant is equal to the lesser of $350,000 or the difference between the market price of shares of class A common stock on the date the put is exercised and the exercise price of the shares underlying the warrant. The redemption price of the warrant and the underlying shares will be reduced by any proceeds realized by the holder of the warrant from the sale of shares issued under the warrant prior to the redemption date. The documents evidencing this transaction, the revolving credit, term loan and security agreement, the revolving credit note, The term loan note and warrant are filed as exhibits to this form 8-K.
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
Item 9.01.  Financial Statements and exhibits

( c )  Exhibits

    4.14 Warrant Agreement issued to CapitalSource Finance, LLC to purchase 250,000 shares of Class A Common stock dated October 19, 2004.

   10.38 Revolving Credit, Term Loan and Security Agreement, dated October 19, 2004, by and between PHC, Inc, PHC of Utah, Inc., PHC of Virginia, Inc. PHC of Michigan, Inc., PHC of Nevada, Inc., North Point Pioneer, Inc, Wellplace, Inc., Detroit Behavioral Institute, Inc. and CapitalSource Finance, LLC.

   10.39 Term Loan Note, dated October 19, 2004, by and between PHC, Inc, PHC of Utah, Inc., PHC of Virginia, Inc. PHC of Michigan, Inc., PHC of Nevada, Inc., North Point Pioneer, Inc, Wellplace, Inc., Detroit Behavioral Institute, Inc. and CapitalSource Finance, LLC in the amount of $1,400,000.

   10.40 Revolving Note dated October 19, 2004, by and between PHC, Inc, PHC of Utah, Inc., PHC of Virginia, Inc. and PHC of Michigan, Inc., PHC of Nevada, Inc., North Point Pioneer, Inc, Wellplace, Inc., Detroit Behavioral Institute, Inc. and CapitalSource Finance, LLC in the amount of $3,500,000.


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
SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              PHC, INC.


Date: October 22, 2004                        By: /s/ Bruce A. Shear
                                                  _______________________
                                                      Bruce A. Shear
                                                      President

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